Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

On October 5, 2014, NRP Oil and Gas LLC (“NRP Oil and Gas”), a wholly owned subsidiary of Natural Resource Partners L.P. (“NRP” or “the Partnership”) entered into an Interest Purchase Agreement (the “Purchase Agreement”) with Kaiser-Whiting, LLC (“Kaiser”) and the owners thereof named in the Purchase Agreement. Pursuant to the Purchase Agreement, NRP Oil and Gas purchased a 40% interest in Kaiser for a purchase price of $340 million, subject to customary purchase price adjustments. The transaction closed on November 12, 2014. Effective November 13, 2014, NRP Oil and Gas withdrew as a member of Kaiser, and an undivided 40% interest in Kaiser’s assets consisting of non-operated working oil and gas properties in the Sanish field in the Williston Basin in North Dakota was distributed out of Kaiser and assigned directly to NRP Oil and Gas. The transactions reflected herein recognize the acquisition of the oil and gas interests as though the acquisition of the membership interests and withdrawal occurred simultaneously. Funding for the acquisition was a combination of issuance of new common units by the Partnership in a public offering, the general partner’s related capital contribution, the issuance by the Partnership of additional 9.125% Senior Notes due 2018 and borrowings under the NRP Oil and Gas revolving credit facility.

The following unaudited pro forma condensed consolidated financial statements have been prepared to give pro forma effect to the completed acquisition, which was accounted for as a business combination, as if the acquisition, the related financing transactions, consisting of a public offering of the Partnership’s common units, the general partner’s capital contribution, the issuance of the Senior Notes and borrowings under the NRP Oil and Gas credit facility had occurred on the dates indicated.

The unaudited pro forma condensed consolidated financial statements include a statement of comprehensive income for the year ended December 31, 2013, together with a balance sheet as of September 30, 2014 and statements of comprehensive income for the nine-month periods ended September 30, 2014 and 2013. The unaudited pro forma condensed consolidated balance sheet was derived from the historical unaudited consolidated balance sheet of the Partnership as of September 30, 2014. The pro forma condensed consolidated statements of comprehensive income were derived from the historical audited consolidated financial statements for the year ended December 31, 2013 and from the unaudited interim financial statements for the nine-month periods ended September 30, 2014 and 2013.

The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition and related financing transactions as if they had occurred on September 30, 2014. The unaudited pro forma condensed consolidated statements of comprehensive income for the year ended December 31, 2013 and for the nine-month periods ended September 30, 2014 and 2013 give effect to the acquisition and related financing transactions as if they had occurred on January 1, 2013.

The unaudited pro forma condensed consolidated financial statements and the accompanying unaudited pro forma notes should be read in conjunction with the Partnership’s historical financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013, and Quarterly Reports on Form 10-Q for the periods ended September 30, 2014 and 2013, together with the audited Combined Statements of Revenues and Direct Operating Expenses of Properties Acquired by Natural Resource Partners L.P. from Kaiser-Whiting, LLC Under Agreement Dated October 5, 2014, included as Exhibit 99.1 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed consolidated financial statements presented herein are based on the assumptions and adjustments described in the accompanying unaudited pro forma notes. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes and are not indicative of what the financial position might have been or what results of operations might have been achieved had the acquisition and related transactions occurred as of the dates indicated or the financial position or results of operations that might be achieved for any future periods because they necessarily exclude various operating expenses.

NATURAL RESOURCE PARTNERS L.P.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2014

Unaudited

(Amounts in thousands)

	NRP Historical	Adjustments			Pro Forma
ASSETS
Cash	$78,126	$(339,000)	(A	)	$79,198
		117,000	(B	)
		122,583	(B	)
		100,489	(C	)(D)
Other current assets	45,400				45,400

Total current assets	123,526	1,072			124,598

Property and equipment	47,177				47,177
Mineral rights, net	1,385,919	339,000	(A	)	1,724,919
Equity and other unconsolidated investments	262,414				262,414
Intangible assets	58,696				58,696
Other assets	60,812	2,417	(B	)	63,229

Total assets	$1,938,544	$342,489			$2,281,033

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$128,050				$128,050
Long term debt	1,017,498	125,000	(B	)	1,259,498
		117,000	(B	)
Other liabilities	170,530				170,530
Partners’ capital	622,466	98,404	(C	)	722,955
		2,085	(D	)

Total liabilities and partners’ capital	$1,938,544	$342,489			$2,281,033

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NATURAL RESOURCE PARTNERS L.P.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(In thousands, except per unit data)

	For the Year Ended December 31, 2013
	NRP Historical	Kaiser	Adjustments		Pro Forma
			Unaudited
Revenues and other income	$358,117	$83,263	$—		$441,380
Depreciation, depletion and amortization	64,377		17,463	(E)	81,840
Operating expenses, excluding depreciation and amortization	57,504	17,051			74,555

Income from operations	236,236	66,212	(17,463)		284,985

Interest expense	(64,396)		(14,952)	(B)	(79,348)
Interest income	238				238

Net income	$172,078	$66,212	$(32,415)		$205,875

Net income attributable to:
General partner	$3,442				$4,118

Limited partners	$168,636				$201,758

Basic and diluted net income per limited partner unit	$1.54				$1.71

Weighted average number of units outstanding	109,584		8,500	(C)	118,084

Comprehensive income	$172,143				$205,940

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NATURAL RESOURCE PARTNERS L.P.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per unit data)

Unaudited

	Nine Months Ended September 30, 2014
	NRP Historical	Kaiser	Adjustments		Pro Forma
Revenues and other income	$262,479	$50,669	$—		$313,148

Depreciation, depletion and amortization	49,618		10,963	(E)	60,581
Operating expenses, excluding depreciation and amortization	54,992	11,377			66,369

Income from operations	157,869	39,292	(10,963)		186,198

Interest expense	(57,759)		(11,214)	(B)	(68,973)
Interest income	75				75

Net income	$100,185	$39,292	$(22,177)		$117,300

Net income attributable to:
General partner	$2,004				$2,346

Limited partners	$98,181				$114,954

Basic and diluted net income per limited partner unit	$0.89				$0.97

Weighted average number of units outstanding	110,504		8,500	(C)	119,004

Comprehensive income	$100,291				$117,406

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NATURAL RESOURCE PARTNERS L.P.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per unit data)

Unaudited

	Nine Months Ended September 30, 2013
	NRP Historical	Kaiser	Adjustments		Pro Forma
Revenues and other income	$263,373	$64,434	$—		$327,807

Depreciation, depletion and amortization	50,025		13,250	(E)	63,275
Operating expenses, excluding depreciation and amortization	43,804	13,163			57,027

Income from operations	169,484	51,271	(13,250)		207,505

Interest expense	(44,619)		(11,214)	(B)	(55,833)
Interest income	232				232

Net income	$125,097	$51,271	$(24,464)		$151,904

Net income attributable to:
General partner	$2,502				$3,038

Limited partners	$122,595				$148,866

Basic and diluted net income per limited partner unit	$1.12				$1.26

Weighted average number of units outstanding	109,507		8,500	(C)	118,007

Comprehensive income	$125,243				$152,050

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet of the Partnership as of September 30, 2014, gives effect to the acquisition of the non-operated working interests in oil and gas assets from Kaiser and the related financing transactions, consisting of a public offering by the Partnership of 8.5 million common units, the related general partner capital contribution, the issuance by the Partnership of $125 million in additional 9.125% Senior Notes due 2018 and borrowings under the NRP Oil and Gas revolving credit facility, as though such transactions occurred at the close of business on September 30, 2014. The unaudited pro forma condensed consolidated statements of comprehensive income for the year ended December 31, 2013 and for the nine-month periods ended September 30, 2014 and 2013 give effect to the acquisition and related financing transactions as if they had occurred on January 1, 2013.

NRP Oil and Gas acquired a 40% member interest in Kaiser on November 12, 2014. On November 13, 2014, NRP Oil and Gas withdrew as a member of Kaiser, and a 40% undivided interest in Kaiser’s assets consisting of non-operated working oil and gas properties in the Sanish field in the Williston Basin in North Dakota was distributed out of Kaiser and assigned directly to NRP Oil and Gas. The amounts reflected as revenues and direct operating expenses in the column labeled “Kaiser” for all periods presented are the combined revenues and expenses of our 40% working interest in the acquired properties which include the historical operations of Kaiser together with certain additional other properties contributed by its owners to Kaiser effective June 1, 2014, as if the properties had been contributed on January 1, 2013. The amounts presented do not include certain historical costs such as general and administrative expenses not directly associated with producing revenues. Historical amounts for depletion and depreciation were also not included.

The unaudited pro forma condensed consolidated financial statements were derived by adjusting the Partnership’s historical financial statements for the acquisition and the related transactions. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not indicative of the Partnership’s financial position or results of operations had the transaction been consummated on the dates indicated or financial position or results of operations for any future period or date.

The unaudited pro forma condensed consolidated financial statements and accompanying notes to those pro forma statements should be read in conjunction with the Partnership’s historical financial statements, related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013, and Quarterly Reports on Form 10-Q for the periods ended September 30, 2014 and 2013 together with the audited Combined Statements of Revenues and Direct Operating Expenses of Properties Acquired by Natural Resource Partners L.P. from Kaiser-Whiting, LLC Under Agreement Dated October 5, 2014, included as Exhibit 99.1 to this Current Report on Form 8-K/A.

Note 2. Proved Reserves and Purchase Price Allocation

The acquisition qualifies as a business combination, and as such, the Partnership is required to estimate the fair value of the properties acquired in accordance with the Financial Accounting Standards Board’s authoritative guidance on business combinations. The Partnership has engaged professionals to update reserve studies and to complete the purchase price allocation to the oil and gas interests acquired. Although the purchase price allocation is not complete, the Partnership has initially estimated the fair value of the oil and gas reserves acquired to be approximately $339.0 million, which is considered to be representative of the price paid by a typical market participant. This measurement is expected to result in no goodwill or bargain purchase price being recognized and therefore, the purchase price is reflected in the accompanying pro forma condensed consolidated balance sheet as Mineral Rights. For purposes of estimating depletion in the accompanying pro forma condensed consolidated statements of comprehensive income, the purchase price has been allocated to oil and gas properties on a combined basis using historical estimates of reserves provided by Kaiser. Acquisition costs were not significant to these pro forma statements and were expensed as incurred.

Note 3. Pro Forma Adjustments

The pro forma adjustments made herein are based upon management’s preliminary estimates of the fair value of the oil and gas interests acquired. These estimates are subject to finalization. Final allocation may differ materially from the estimates reflected in these pro forma condensed consolidated financial statements.

A – Record the purchase: Reflects the cash consideration paid at closing for the membership interests. Incidental costs related to the transaction will be expensed as incurred. Such costs are estimated to not be material to the transaction.

B – Record issuance of debt: Reflects the $122.6 million of net proceeds received from the issuance of $125.0 million aggregate principal amount of the Partnership’s 9.125% Senior Notes due 2018 at an offering price of 99.5%. The $2.4 million in discount and debt costs are reflected as other assets. Accretion of the discount and amortization of debt costs are included in the estimate of interest expense. In addition, $117.0 million of borrowings under the NRP Oil and Gas revolving credit facility were used for the acquisition with interest calculated at 1.90%, the rate at closing.

C – Record the issuance of common units: Reflects the cash received with respect to the common units issued in a public offering of common units representing limited partner interests in the Partnership. The Partnership sold approximately 8.5 million common units in the offering at a price of $11.54 per common unit, resulting in $98.4 million in net proceeds to the Partnership.

D – Record the contribution of equity by General Partner: Reflects capital contribution of $2.1 million by NRP’s general partner to maintain its 2% interest in the Partnership.

E – Record depletion: The pro forma adjustments reflect depletion calculated by allocation of the total purchase price to combined estimates of oil and gas reserves acquired based on historical reserve information and production quantities for each of the periods presented provided by Kaiser.